UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2014

MAJESCO ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51128 (Commission File Number)	06-1529524 (IRS Employer Identification No.)

160 Raritan Center Parkway
Edison, New Jersey 08837
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 25, 2014, Majesco Entertainment Company (the “Company”) was notified by the Nasdaq Stock Market that it had not regained compliance, by February 24, 2014, with Nasdaq Listing Rule 5550(a)(2) requiring the Company’s listed securities to have a minimum bid price of $1.00 per share for 30 consecutive trading days (the “Minimum Bid Price Rule”), and that, as a result, the Company’s listed securities would be subject to delisting unless the Company requests a hearing before the Nasdaq Hearings Panel (the “Panel”) by March 4, 2014 to present a plan to regain compliance. The Company intends to timely request a hearing before the Panel, which will stay the delisting process pending the Panel’s decision, and submit a plan of compliance in connection with such hearing. The plan may include a number of alternatives, including, if approved by the Company’s stockholders, effecting a reverse stock split, as disclosed in the Company’s definitive proxy statement relating to its 2014 annual meeting of stockholders. Although the Company will be submitting a plan of compliance, there can be no assurance that such plan will be accepted by the Panel or that the Company will regain compliance with the Minimum Bid Price Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
Dated: February 28, 2014	/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer